UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2015

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2015, Alexandria Real Estate Equities, Inc. (the “Company”) entered into an Amended and Restated Executive Employment Agreement (the “Agreement”) with Joel S. Marcus, the Company’s Chief Executive Officer (the “Executive”).  The Agreement amends and restates the Amended and Restated Executive Employment Agreement, effective as of January 1, 2014, between the Company and the Executive in its entirety.  The Agreement is effective as of January 1, 2015 and ends on December 31, 2018 or a mutually agreed upon later date.

The Agreement provides that the Executive’s base salary shall be $895,000, or such higher amount as may from time to time be determined by the Company, and that, effective April 1, 2018, the Executive shall cease to hold the position of Chief Executive Officer and shall be employed as the Company’s full-time Executive Chairman through December 31, 2018 or a mutually agreed upon later date (the period during which the Executive serves as Executive Chairman, the “Executive Chairman Period”).  The Agreement also provides that the Executive is eligible to receive a cash bonus for each fiscal year of the Company occurring during the term of the Agreement, 60% of which shall be payable based on the achievement of certain corporate performance criteria, and 40% of which shall be payable based on the achievement of certain individual performance criteria. The cash bonus payable, if any, will have a threshold amount equal to 75% of the Executive’s base salary, a target amount equal to 150% of the Executive’s base salary, and a maximum amount equal to 225% of the Executive’s base salary.

Under the Agreement, the Executive is eligible to receive an annual award of restricted stock for each fiscal year of the Company ending prior to the commencement of the Executive Chairman Period, with 50% of any such target award vesting over a three-year period following the grant date based solely on the Executive’s continued service, and the remaining award vesting on or after the third anniversary of the end of the fiscal year in which the award was made, based on and subject to certain corporate criteria over a three-year performance period.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated Executive Employment Agreement between the Company and Joel S. Marcus, dated April 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date:	April 6, 2015	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer